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                                                                    EXHIBIT 11

                          COMPAQ COMPUTER CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


Year ended December 31,
In millions, except per share amounts                 1996     1995      1994
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Primary earnings per share:

Shares used in computing earnings per share:
     Weighted average number of shares outstanding   269.7     264.0     257.5
     Incremental shares attributed
           to outstanding options                      8.6       9.6      11.1
                                                  -----------------------------
                                                     278.3     273.6     268.6
                                                  =============================

Earnings:
     Net income                                   $  1,313   $   789   $   867
                                                  -----------------------------

Earnings per common and common equivalent share   $   4.72   $  2.88   $  3.23
                                                  =============================


Earnings per share - assuming full dilution:

Shares used in computing earnings per share:
     Weighted average number of shares outstanding   269.7     264.0     257.5
     Incremental shares attributed to
           outstanding options                        11.7      11.0      12.6
                                                  -----------------------------
                                                     281.4     275.0     270.1
                                                  =============================

Earnings:
     Net income                                   $  1,313   $   789   $   867
                                                  =============================

Earnings per common and common equivalent share   $   4.66   $  2.87   $  3.21
                                                  =============================